UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2005

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755

(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 14, 2005, Mr. Robert Lusardi joined the White Mountains’ senior management team as Executive Vice President and Managing Director.

The terms of Mr. Lusardi’s compensation were approved by White Mountains’ Board of Directors on February 23, 2005.  Mr. Lusardi receives a salary of $400,000 per year with an annual bonus target of 50% of salary.  He has also been granted 6,000 performance shares for the 2005-2007 performance cycle from the White Mountains Long-Term Incentive Plan.  In addition, Mr. Lusardi received a $50,000 sign on bonus.

White Mountains has agreed that if Mr. Lusardi leaves on a non-voluntary basis, other than for cause, prior to December 31, 2007, he is entitled to receive lump sum severance equal to one year’s salary plus his target annual bonus.  In such circumstance, he will also be paid the value of his performance shares outstanding on the date of termination, scaled to the achievement of Board-approved performance goals and pro rated for the time he was employed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: March 7, 2005	By:	/s/	J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer